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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                        Contact:   Donald B. Whitfield
                                                        Chief Financial Officer
                                                        (615) 250-0000


              CHILDREN'S COMPREHENSIVE SERVICES TO BROADCAST THIRD
               QUARTER 2001 CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (April 27, 2001) -- Children's Comprehensive Services, Inc. (Nasdaq/NM: KIDS) today announced it will provide an online Web simulcast and rebroadcast of its conference call to discuss its financial results for the third quarter of 2001, which will be released before the market opens on Thursday, May 3, 2001. The live broadcast of Children's Comprehensive Service's quarterly conference call will be available online at www.ccskids.com, www.streetevents.com or www.vcall.com beginning at 10:00 a.m. Eastern. The online replay will follow shortly after the call and continue through June 3, 2001.

       Children's Comprehensive Services provides education, treatment and juvenile justice services for at-risk and troubled youth either directly or through management contracts. It currently offers these services through the operation and management of nonresidential specialized education programs and day treatment programs and both open and secured residential treatment centers to approximately 3,600 youth in 15 states. More information about Children's Comprehensive Services is available on the Company's Website at http://www.ccskids.com.



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